UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 17, 2025

Protalix BioTherapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33357	65-0643773
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 University Plaza
Suite 100
Hackensack, NJ		07601
(Address of principal executive offices)		(Zip Code)

 Registrant’s telephone number, including area code 201-696-9345

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value	PLX	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ◻

Item 1.01	Entry into a Material Definitive Agreement

On March 17, 2025, Protalix BioTherapeutics, Inc., a Delaware corporation (the “Company”) entered into a letter agreement (the “Amendment”) amending that certain At The Market Offering Agreement, dated as of February 27, 2023 (as amended, the “Sales Agreement”), with H.C. Wainwright & Co., LLC, as the Company’s sales agent (the “Agent”), pursuant to which the Company may offer and sell from time to time shares of its common stock, $0.001 par value (“Common Stock”), to or through the Agent in an “at-the-market” equity offering program. As there are no shares of Common Stock available for offer and sale under the Sales Agreement, the Amendment increases the aggregate gross sales price of Common Stock available for offer and sale under the Sales Agreement by $20,000,000. On March 17, 2025, the Company filed a prospectus supplement to register the additional shares made available pursuant to the Amendment. The Shares will be issued pursuant to the Company’s shelf registration statement on Form S-3 (Registration No. 333-264394). The Company intends to use the net proceeds from the offering, after deducting the Agent’s commissions and the Company’s offering expenses, for general corporate purposes, which may include but are not limited to working capital and funding clinical trials.

The foregoing description of the Amendment and the Sales Agreement in this Current Report on Form 8-K does not purport to be complete and is qualified by reference to the full text of the Amendment, which is filed as Exhibit 1.1 hereto, and to the full text of the Sales Agreement, which is filed as Exhibit 1.1 to our Annual Report on Form 10-K for the year ended December 31, 2024, respectively, and incorporated by reference herein. The legal opinion and consent relating to the Shares are included as Exhibits 5.1 and 23.1, respectively, hereto.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy any shares of Common Stock, nor shall there be any sale of shares of Common Stock in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

Item 8.01Other Events

Forward-Looking Statements

To the extent that statements in this Current Report on Form 8-K are not strictly historical, all such statements are forward-looking, and are made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. The terms “expect,” “anticipate,” “believe,” “estimate,” “project,” “may,” “plan,” “will,” “would,” “should” and “intend,” and other words or phrases of similar import are intended to identify forward-looking statements. These forward-looking statements, including, without limitation, statements relating to the Company’s expectations regarding the use of proceeds from the sale of any shares of its Common Stock under the Sales Agreement, are subject to known and unknown risks and uncertainties that may cause actual future experience and results to differ materially from the statements made. These statements are based on the Company’s current beliefs and expectations as to such future outcomes. For a discussion of other risks and uncertainties which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in the Company’s Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q and other reports filed with the Securities and Exchange Commission. The Company cautions readers not to place undue reliance upon any forward-looking statements as the statements in this current report on Form 8-K are valid only as of the date hereof and disclaims any obligation to update this information, except as may be required by law.

Item 9.01Financial Statements and Exhibits

Exhibit No.	Description
1.1	Letter Agreement dated March 17, 2025 to the At the Market Offering Agreement, dated February 27, 2023, between the Company and H.C. Wainwright & Co., LLC
5.1	Opinion of Mayer Brown LLP
23.1	Consent of Mayer Brown LLP (included in Exhibit 5.1)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 17, 2025	PROTALIX BIOTHERAPEUTICS, INC.

	By:	/s/ Dror Bashan
		Name:	Dror Bashan
		Title:	President and Chief Executive Officer